Exhibit 107

Calculation of Filing Fee Table

Rule 424(b)(2)

(Form Type)

GOLDMAN SACHS BDC, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o) (1)			$14,158,769.55	$0.00014760	$2,089.83

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	Rule 415(a)(6)			$185,841,230.45			N-2	333-250189	November 19, 2020	$17,227.48

	Total Offering Amounts					$200,000,000		$2,089.83(2)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,089.83(1)(2)

(1) The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, Goldman Sachs BDC, Inc. (the “registrant”) initially deferred payment of all of the registration fees for Registration Statement No. 333-274797. These “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-274797, which was filed on September 29, 2023. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering.

(2) Certain of the securities being offered under this prospectus supplement represent unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(2) on May 26, 2022 (the “Prior Prospectus Supplement”), and the accompanying prospectus dated November 19, 2020, pursuant to a Registration Statement on Form N-2 (File No. 333-250189) (the “Prior Registration Statement”) filed with the Securities and Exchange Commission, on November 19, 2020. As of the date hereof, the maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”) is $185,841,230.45. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $17,227.48, which will be applied to the Unsold Securities that are being offered pursuant to this prospectus supplement. The registrant has terminated any offering that included the Unsold Securities under the Prior Registration Statement.